Exhibit 24

Information Regarding Joint Filers

Designated Filer of Form 4: Barington Capital Group, L.P.

Date of Earliest Transaction Required to be Reported: November 24, 2021

Issuer Name and Ticker Symbol: The Eastern Company (EML)

Names:	Barington Capital Group, L.P., Barington Companies Equity Partners, L.P., Barington Companies Investors, LLC, and James A. Mitarotonda

Address:	Barington Capital Group, L.P. 888 Seventh Avenue, 17th Floor New York, NY 10019

Signatures:

The undersigned, Barington Capital Group, L.P., Barington Companies Equity Partners, L.P., Barington Companies Investors, LLC, and James A. Mitarotonda, are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 3 with respect to the beneficial ownership of securities of The Eastern Company.

BARINGTON CAPITAL GROUP, L.P.

By: LNA Capital Corp., its general partner

/s/ James A. Mitarotonda

Signature

James A. Mitarotonda/President and CEO

Name/Title

BARINGTON COMPANIES EQUITY PARTNERS, L.P.

By: Barington Companies Investors, LLC, its general partner

/s/ James A. Mitarotonda

Signature

James A. Mitarotonda/Managing Member

Name/Title

BARINGTON COMPANIES INVESTORS, LLC

/s/ James A. Mitarotonda

Signature

James A. Mitarotonda/Managing Member

Name/Title

James A. Mitarotonda/President and CEO

Name/Title

JAMES A. MITAROTONDA

/s/ James A. Mitarotonda

Signature

James A. Mitarotonda

Name